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                              [LETTERHEAD]


                                                                    Exhibit 23


                     CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the inclusion of our Independent Auditor's Report dated January 30, 1998 regarding the consolidated balance sheets of BSM Bancorp and Subsidiary as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1997, in the Form 10-KA filed with the Securities and Exchange Commission (SEC) and included as Appendix F to the Form S-4 filed by BSM Bancorp with the SEC and the reference to our firm as experts.

                                           /s/ VAVRINEK, TRINE, DAY & CO., LLP


May 7, 1998
Laguna Hills, California